PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                     May 27, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Institutional Liquidity Portfolio, Inc.
                  File No. 811-5336


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended March 31, 2004. The enclosed is being filed electronically via the
EDGAR System.



                                                      Yours truly,


					    /s/ Jonathan D. Shain
                                                Jonathan D. Shain
                                                        Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 27th day of May 2004.



	Prudential Institutional Liquidity Portfolio, Inc.



Witness: /s/ Carlos A. Santiago		 By: /s/ Jonathan D. Shain
             Carlos A. Santiago	                 Jonathan D. Shain
         	                                         Secretary